UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 17, 2019

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland	—
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, Mr. Ronald L. Winowiecki informed the Company of his intent to resign as Chief Financial Officer and principal accounting officer of the Company, to be effective March 25, 2019. To assist with a seamless transition, Mr. Winowiecki will remain with the Company in an advisory role through June 30, 2019.

On March 20, 2019, the Board announced that it appointed Mr. Ray Silcock, 68, as the Company’s Chief Financial Officer and principal accounting officer. Mr. Silcock was appointed on March 17, 2019 to assume these roles effective March 25, 2019, following the resignation of Mr. Winowiecki from those positions.

Mr. Silcock joins Perrigo having been a chief financial officer for public and privately-held companies for over 20 years. Mr. Silcock most recently served as chief financial officer of INW Holdings, a contract packer of vitamins, minerals and supplements, from August 2018 to March 2019. Prior to that, he was executive vice president and chief financial officer of CTI Foods, a foodservice manufacturer from June 2016 to July 2018 and chief financial officer of Diamond Foods, Inc. from June 2013 to March 2016. He has been a director of Jones Soda Co. since 2018 and served as a director of Pinnacle Foods, Inc. from 2008 to 2018.

Mr. Silcock will be paid a base salary of $650,000 and will receive a one-time sign-on bonus of $500,000, which is subject to partial repayment if Mr. Silcock voluntarily terminates his employment within the first two years of his start date. Mr. Silcock will participate in Perrigo’s Annual Incentive Plan, with a 2019 target award of 80% of his base salary. Mr. Silcock will also participate in the Company’s 2013 Long-Term Incentive Plan, with an initial grant in April 2019 following his appointment and subsequent annual grants, each consisting of both performance-based and service-based restricted stock units with a target value of $2,000,000, subject to the achievement of Company and individual performance metrics. In addition, Mr. Silcock will participate in the Company’s Executive Committee Severance Policy, U.S. Severance Policy and Change in Control Severance Policy, as well as other benefit plans offered to executive employees of the Company.

There is no arrangement or understanding between Mr. Silcock and any other persons pursuant to which Mr. Silcock was selected as an officer. There are no family relationships between Mr. Silcock and any director or executive officer of the Company and no related-party transactions involving Mr. Silcock that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement between the Company and Raymond Silcock, dated March 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: March 20, 2019		Todd W. Kingma
Executive Vice President, General Counsel and Secretary